Birner Dental Management Services, Inc. Announces Earnings For 2Q 2013

DENVER, Aug. 13, 2013 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced results for the quarter and six months ended June 30, 2013. For the quarter ended June 30, 2013, revenue increased $661,000, or 4.2%, to $16.4 million. The Company's earnings before interest, taxes, depreciation, amortization, and non-cash expense associated with stock-based compensation ("Adjusted EBITDA") increased $197,000, or 17.9%, to $1.3 million for the quarter ended June 30, 2013. Net income for the quarter ended June 30, 2013 increased $37,000, or 26.3%, to $180,000 compared to $142,000 for the quarter ended June 30, 2012. Earnings per share increased to $0.10 for the quarter ended June 30, 2013 compared to $0.08 for the quarter ended June 30, 2012.

For the six months ended June 30, 2013, revenue increased $1.1 million, or 3.3%, to $33.0 million. The Company's Adjusted EBITDA increased 170,000, or 6.7%, to $2.7 million for the six months ended June 30, 2013. Net income for the six months ended June 30, 2013 decreased $30,000, or 6.7%, to $421,000 compared to $451,000 for the six months ended June 30, 2012. Earnings per share decreased to $0.23 for the six months ended June 30, 2013 compared to $0.24 for the six months ended June 30, 2012.

Since the beginning of the fourth quarter of 2012, the Company has opened three de novo offices: in Tucson in the fourth quarter of 2012; in Erie, Colorado in the fourth quarter of 2012; and in Loveland, Colorado on July 29, 2013. The Company has leased space for two additional de novo offices: in Monument, Colorado anticipated to open in the fourth quarter of 2013; and in Fort Collins, Colorado anticipated to open in the third quarter of 2014. The Company is also evaluating and negotiating leases on additional sites throughout its markets. Additionally, the Company has signed new leases for the relocation and modernization of two of its offices: in Denver anticipated to open in the third quarter of 2013; and in Albuquerque anticipated to open in the fourth quarter of 2013.

During the six months ended June 30, 2013, the Company completed a remodel of one of its offices and converted two additional offices to digital radiography.

During the first six months of 2013, the Company had capital expenditures of approximately $1.5 million, paid out approximately $812,000 in dividends to its shareholders and decreased total bank debt outstanding by approximately $185,000.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico and Arizona. The Company currently manages 66 dental offices, of which 37 were acquired and 29 were de novo developments. The Company currently has 124 dentists. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the quarter ended June 30, 2013 on Tuesday, August 13, 2013 at 9:00 a.m. MDT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-337-8198 and refer to Confirmation Code 3829976 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on August 13, the rebroadcast number is 1-888-203-1112 with the pass code of 3829976. This rebroadcast will be available through August 27, 2013.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding potential de novo offices and the Company's prospects and performance in future periods. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Quarters Ended				Six Months Ended
	June 30,				June 30,
	2012		2013		2012		2013

REVENUE:	$ 15,775,428		$ 16,436,292		$ 31,975,115		$ 33,040,596

DIRECT EXPENSES:
Clinical salaries and benefits	8,951,275		9,693,407		18,089,124		19,405,946
Dental supplies	712,490		731,596		1,389,482		1,438,245
Laboratory fees	798,072		798,331		1,551,528		1,558,708
Occupancy	1,370,243		1,453,961		2,735,560		2,911,538
Advertising and marketing	702,101		215,408		1,377,664		578,237
Depreciation and amortization	685,394		838,363		1,334,956		1,658,244
General and administrative	1,235,366		1,056,742		2,444,835		2,267,645
	14,454,941		14,787,808		28,923,149		29,818,563

Contribution from dental offices	1,320,487		1,648,484		3,051,966		3,222,033

CORPORATE EXPENSES:
General and administrative	1,019,259	(1)	1,297,830	(1)	2,186,754	(2)	2,402,819	(2)
Depreciation and amortization	41,870		49,497		77,159		95,750

OPERATING INCOME	259,358		301,157		788,053		723,464
Interest expense, net	26,299		6,798		48,778		33,513

INCOME BEFORE INCOME TAXES	233,059		294,359		739,275		689,951
Income tax expense	90,893		114,799		288,317		269,081

NET INCOME	$ 142,166		$ 179,560		$ 450,958		$ 420,870

Net income per share of Common Stock - Basic	$ 0.08		$ 0.10		$ 0.24		$ 0.23

Net income per share of Common Stock - Diluted	$ 0.08		$ 0.10		$ 0.24		$ 0.23

Cash dividends per share of Common Stock	$ 0.22		$ 0.22		$ 0.44		$ 0.44

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,843,738		1,851,598		1,843,302		1,849,118

Diluted	1,852,103		1,863,855		1,853,433		1,861,020

(1)

Corporate expense - general and administrative includes $112,198 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended June 30, 2012 and  $106,573 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended June 30, 2013.

(2)

Corporate expense - general and administrative includes $344,963 of stock-based compensation expense pursuant to ASC Topic 718 for the six months ended June 30, 2012 and  $237,581 of stock-based compensation expense pursuant to ASC Topic 718 for the six months ended June 30, 2013.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	December 31,	June 30,
ASSETS	2012	2013
CURRENT ASSETS:
Cash and cash equivalents	$ 1,112,511	$ 640,978
Accounts receivable, net of allowance for doubtful
accounts of approximately $304,000 and $319,000, respectively	2,614,152	3,887,377
Notes receivable	165,718	154,834
Deferred tax asset	205,693	322,060
Income tax receivable	442,630	-
Prepaid expenses and other assets	482,297	729,041

Total current assets	5,023,001	5,734,290

PROPERTY AND EQUIPMENT, net	7,894,333	8,119,132

OTHER NONCURRENT ASSETS:
Intangible assets, net	10,193,488	9,743,203
Deferred charges and other assets	158,316	161,912

Total assets	$ 23,269,138	$ 23,758,537

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 1,919,457	$ 1,887,884
Accrued expenses	1,640,076	1,683,486
Accrued payroll and related expenses	1,718,417	2,481,401
Income taxes payable	-	159,704
Current maturities of long-term debt	400,000	1,000,000

Total current liabilities	5,677,950	7,212,475

LONG-TERM LIABILITIES:
Deferred tax liability, net	2,997,808	2,877,674
Long-term debt, net of current maturities	6,074,042	5,289,342
Other long-term obligations	1,547,369	1,551,037

Total liabilities	16,297,169	16,930,528

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,842,402 and 1,851,598 shares issued and outstanding, respectively	329,236	577,965
Retained earnings	6,642,733	6,250,044

Total shareholders' equity	6,971,969	6,828,009

Total liabilities and shareholders' equity	$ 23,269,138	$ 23,758,537

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters		Six Months
	Ended June 30,		Ended June 30,
	2012	2013	2012	2013
RECONCILIATION OF ADJUSTED EBITDA:
Net income	$142,166	$179,560	$450,958	$420,870
Add back:
Depreciation and amortization - Offices	685,394	838,363	1,334,956	1,658,244
Depreciation and amortization - Corporate	41,870	49,497	77,159	95,750
Stock-based compensation expense	112,198	106,573	344,963	237,581
Interest expense, net	26,299	6,798	48,778	33,513
Income tax expense	90,893	114,799	288,317	269,081

Adjusted EBITDA	$1,098,820	$1,295,590	$2,545,131	$2,715,039